Loan Reference: 261305493

Maximum Indebtedness: $9,000,000.00

OPEN-END MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT, AND FIXTURE FILING

This **OPEN-END MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT, AND FIXTURE FILING** (hereinafter "**Mortgage**") is given on the 21 day of **May, 2015**, by: **Avalon Holdings Corporation**, with an address of **1 American Way, NE, Warren, OH 44484** (singularly and collectively the "**Mortgagor**") in favor of **THE HOME SAVINGS AND LOAN COMPANY OF YOUNGSTOWN, OHIO**, its successors and assigns (the "**Mortgagee**"), with an address of 275 West Federal Street, Youngstown, Ohio 44503.

WHEREAS, the Mortgagor is the owner of certain real property, together with the improvements now or hereafter erected thereon; and

WHEREAS, Mortgagor seeks to induce Mortgagee to extend one or more commercial loans or credit facilities to Mortgagor and/or **Avalon Holdings Corporation**, an Ohio Corporation, **American Waste Management Services, Inc.**, an Ohio Corporation, **American Landfill Management, Inc.**, an Ohio Corporation, **American Construction Supply, Inc.**, an Ohio Corporation, **American Waste NJ L.L.C.**, a New Jersey Limited Liability Company, **Avalon Golf and Country Club, Inc.**, an Ohio Corporation, **Avalon Lakes Golf, Inc.**, an Ohio Corporation, **Avalon Country Club at Sharon, Inc.**, a Pennsylvania Corporation, **The Avalon Resort and Spa LLC**, an Ohio Limited Liability Company, **The Havana Cigar Shop, Inc.**, a Pennsylvania Corporation, **Avalon Travel, Inc.**, an Ohio Corporation, and **TBG, Inc.**, an Ohio Corporation (each a "**Borrower**" **or collectively** "**Borrowers**") in the total principal amount of **Nine Million and 00/100 Dollars ($9,000,000.00)** (the "**Loan**"). The Loan is evidenced by one or more promissory notes of even date herewith executed by Borrower and delivered to Mortgagee (the "**Note(s)**"); and

NOW THEREFORE, for this purpose, Mortgagor, for good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, agrees as follows:

1. __Grant of Mortgage and Security Interest__. Mortgagor, in order to secure the Indebtedness, does hereby give, grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm unto Mortgagee, and does agree that Mortgagee shall have a security interest in and against the following described property, all accessions and additions thereto, all substitutions therefor and replacements and proceeds thereof, and all reversions and remainders thereof, whether now owned or held or hereafter acquired (the "**Property**" **as described in Exhibit A**), to wit:

A. __The Land__. All of the Mortgagor's right, title and interest in the real property described in Exhibit A, which is attached hereto and incorporated by reference, together with all of the easements, rights of way,

privileges, liberties, tenements, hereditaments, gores, streets, alleys, passages, ways, waters, watercourses, oil rights, gas rights, mineral rights and all other rights, appurtenances, and privileges thereof, and all of the Mortgagor's estate, right, title, interest, claim and demand therein and in the public roads, streets and ways adjacent thereto, either in law or in equity (the **"Land"**).

B. <u>**Mineral Rights and Mineral Agreements**</u>. All of the Mortgagor's right, title and interest in the oil rights, gas rights, mineral rights and similar rights from and/or related to the Land (the **"Mineral Rights"**), which shall include, without limitation, all of the Mortgagor's right, title and interest in any oil, gas or other mineral lease, pipeline agreement or other instrument related to the production or sale of oil, gas or any other minerals arising or issuing from and/or related to the Land, previously, now or hereafter entered into (collectively the **"Mineral Agreement(s)"**).

C. <u>**Improvements**</u>. All the buildings, structures and improvements of every kind and description now or hereafter erected or placed on the Land, and all facilities, fixtures, machinery, apparatus, appliances, installations, machinery, equipment, building materials, electrical, heating, air conditioning, and plumbing equipment, and personal property of any kind or description now or hereafter attached to, located in or on, and/or used in connection with the Land and/or any buildings, structures and/or improvements located on the Land (collectively the **"Improvements"**).

D. <u>**Leases**</u>. All leases and/or agreements for use or occupancy of all or any portion of the Land or Property, written or oral, including all further leases, subleases, lettings, renewals, extensions, amendments, and/or modifications of the same, and all hold-over tenancies and tenancies following attornment, and all guarantees of any lessee's, sub-lessee's or occupant's performance thereunder (collectively the **"Leases"**).

E. <u>**Rents, Issues and Profits**</u>. All of the rents, income, receipts, revenues, issues and profits now due or which may become due or to which Mortgagor may now or shall hereafter become entitled or may demand or claim arising or issuing from or out of the Land, the Improvements, the Property, the Mineral Agreements, and/or the Leases and/or any part thereof, including, but not limited to, security deposits, minimum rents, additional rents, parking rents, deficiency rents, common area maintenance charges, property tax payments, insurance premiums, liquidated damages following default, early cancelation fees, all proceeds payable under any policy of insurance covering loss to the Land, the Improvements, and/or the Property and/or loss of rents from untenantability caused by damage to or destruction of the Land, the Improvements, and/or the Property, any and all rights and claims of any kind that Mortgagor may have against any lessee under any Leases and/or against any subtenant or occupant of the Land, the Improvements, the Property, any award hereafter granted to Mortgagor in any court proceeding involving any such lessee, sub-lessee, or occupant and/or any claim or recovery in any bankruptcy, insolvency, or reorganization proceedings in any state or federal court, and any and all payments made by lessees, sub-lessees or occupants in lieu of rent (collectively the **"Rents"**).

F. <u>**Equipment Leases**</u>. All rights, title and interest now owned or hereafter acquired by Mortgagor in and to any leases for equipment or personal property of any kind or description used in connection with the Land or the Improvements, including, but not limited to, all leases for office equipment, manufacturing equipment, computer equipment, recreational equipment and fixtures, telephone equipment, furniture and furnishings (collectively the **"Equipment Leases"**).

G. <u>**Eminent Domain Awards**</u>. All rights, title and interest now owned or hereafter acquired by Mortgagor in and to any and all awards and/or other compensation payable to any owner of the Land, the Improvements, and/or Property for any taking by eminent domain or governmental appropriation or condemnation, either permanent or temporary, of all or part of the Land, the Improvements, and/or Property, including, but not limited to, any consequential damage from such taking, appropriation or condemnation.

H. <u>**Development Documents**</u>. All of the Mortgagor's right, title and interest in and to any and all permits, licenses, franchises, contract rights, and other intangibles now or hereafter owned by the Mortgagor and relating to the development, construction, renovation, use, occupancy, management, or ownership of the Land, the

Improvements, or the Property, and any and all agreements, plans, franchises, management agreements, approvals (whether issued by a governmental authority or otherwise), including, but not limited to, any and all liquor permits, and other documentation or written or recorded work product required for or in any way related to the development, construction, renovation, use, occupancy, management, or ownership of the Land, the Improvements, and/or the Property, whether now existing or hereafter arising, including, but not limited to, all (i) plans, specifications and other design work for buildings and utilities, (ii) architect's agreements and construction contracts and warranties, (iii) environmental reports, surveys and other engineering work product, (iv) permits and licenses, and (v) agreements of sale, purchase, purchase options and agreements for easements and rights of way benefiting the Land, the Improvements, and/or the Property (collectively the **"Development Documents"**). The Mortgagor further covenants and agrees to execute and deliver to Mortgagee, on demand, such additional assignments and instruments as Mortgagee may require to implement, confirm, maintain or continue any grant or assignment of rights in the Development Documents.

I. Personal Property. Without limiting any of the other provisions of this Mortgage, the Mortgagor, as debtor, expressly grants unto Mortgagee, as secured party, a security interest in any and all personal property of the Mortgagor related to, or used in connection with, the Land, Mineral Agreements, Improvements, Leases, Rents, Equipment Leases, and/or the Development Documents, including the following, all whether now owned or hereafter acquired or arising and wherever located: (i) accounts (including healthcare insurance receivables and credit card receivables); (ii) securities entitlements, securities accounts, commodity accounts, commodity contracts and investment property; (iii) deposit accounts; (iv) instruments (including promissory notes); (v) documents (including warehouse receipts); (vi) chattel paper (including electronic chattel paper and tangible chattel paper); (vii) inventory, including raw materials, work in process, or materials used or consumed, items held for sale or lease or furnished or to be furnished under contracts of service, sale or lease, and goods that are returned, reclaimed or repossessed; (viii) goods of every nature, including stock-in-trade, goods on consignment, standing timber that is to be cut and removed under a conveyance or contract for sale, the unborn young of animals, crops grown, growing, or to be grown, computer programs embedded in such goods and farm products; (ix) equipment, including machinery, manufactured homes, vehicles and furniture; (x) fixtures; (xi) agricultural liens; (xii) as-extracted collateral; (xiii) letter of credit rights; (xiv) general intangibles, of every kind and description, including payment intangibles, software, computer information, source codes, object codes, records and data, all existing and future customer lists, choses in action, claims (including claims for indemnification or breach of warranty), books, records, patents and patent applications, copyrights, trademarks, tradenames, tradestyles, trademark applications, goodwill, blueprints, drawings, designs and plans, trade secrets, contracts, contract rights, security deposits, reserve accounts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, insurance proceeds, rights and claims under insurance policies; (xv) all supporting obligations of all of the foregoing property; (xvi) all property of the Mortgagor now or hereafter in Mortgagee's possession or in transit to or from, or under the custody or control of Mortgagee or any affiliate thereof; (xvii) all cash and cash equivalents thereof; and (xviii) all cash and noncash proceeds (including insurance proceeds) of all of the foregoing property, all products thereof and all additions and accessions thereto, substitutions therefor and replacements thereof (the **"Personal Property"**). The Mortgagor authorizes Mortgagee to file such financing statements and other instruments as Mortgagee may require in order to perfect, protect and maintain such security interest under the Uniform Commercial Code, as adopted in Ohio (**"UCC"**), on the aforesaid Personal Property. Without limiting the generality of the foregoing, the recording of this Mortgage shall, in addition to all other legal and equitable rights created and perfected thereby, constitute a fixture filing under the UCC.

J. Proceeds. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims.

2. Length of Mortgage. Mortgagee, and its successors and assigns, shall have and hold this Mortgage forever, provided, however, that if final payment of the Indebtedness shall be made to Mortgagee, and if Mortgagee has no further obligations to make any advances under any of the Loan Documents, and if the Mortgagor shall keep and perform each of its other covenants, conditions and agreements set forth herein and in all other Loan Documents, then, upon the payment in full of the Indebtedness, whether now existing or hereafter arising, and upon the termination

of all obligations, duties and commitments of the Mortgagor under this Mortgage, Mortgagee shall release this Mortgage.

3. **Open-End Mortgage.** This Mortgage is an "Open-End Mortgage" as set forth in Ohio Revised Code § 5301.232 (as may be amended or renumbered) and secures obligations up to the maximum principal amount of the Indebtedness, as defined herein, including, but not limited to the Loan and the Note in principal amount set forth on page 1 of this Mortgage, at any time, plus accrued and unpaid interest, advances for the payment of taxes and municipal assessments, maintenance charges, insurance premiums, costs incurred for the protection of the Property or the lien of this Mortgage, expenses incurred by Mortgagee by reason of default by the Mortgagor under this Mortgage and/or any of the Loan Documents, and advances for construction, alteration or renovation on the Property or for any other purpose, together with all other sums due hereunder or secured hereby. All notices to be given pursuant to Ohio Revised Code § 5301.232 (as may be amended or renumbered) shall be given as set forth herein.

4. **Secured Debt.** Mortgagor grants this Mortgage to Mortgagee to secure each of the following obligations, which shall be collectively referenced herein as the **"Indebtedness"**:

A. **The Loan and Note.** The full, complete, and timely payment of all amounts due under the Loan pursuant to the Note and all renewals, extensions, amendments, modifications, substitutions, replacements, or restatements thereof, including all principal, interest, late charges and other charges due thereunder, and the full compete, and timely performance of all agreements, obligations, conditions and duties contained therein or in any documents relating thereto, whether or not expressly identified in this Mortgage.

B. **Future Advances.** The full, complete, and timely payment of any and all future advances made by Mortgagee under the Loan, the Note, or any other loan agreement, promissory note, security agreement, financing statement, guaranty, and any other document executed in connection herewith or therewith, including all renewals, extensions, amendments, modifications, substitutions, replacements, or restatements thereof, with respect to which Mortgagor or any Borrower is or becomes a borrower, guarantor, debtor, mortgagor or party (collectively the **"Loan Documents"**).

C. **Other Liabilities and Indebtedness.** The full, complete and timely payment of all other liabilities and indebtedness, direct or contingent, now or hereafter owed by or becoming due from Mortgagor and/or any Borrower to Mortgagee under any of the Loan Documents, any other agreement between Mortgagor and/or any Borrower and Mortgagee, and/or any other right to payment from Mortgagor and/or any Borrower to Mortgagee, now or hereafter arising.

D. **Other Sums Advanced.** The full, complete and timely payment of the unpaid balance of any advances made by the Mortgagee with respect to the Property for the payment of taxes, assessments, insurance premiums or costs incurred for the protection of the Property as provided for in Ohio Revised Code § 5301.233, and the unpaid balance of all sums expended or advanced by Mortgagee pursuant to any term or provision of this Mortgage or any Loan Documents.

E. **Mortgagor's and Borrower's Performance.** Mortgagor's and each Borrower's full, complete, and timely performance and observance of each covenant and agreement of Mortgagor and each Borrower contained herein or in any Loan Documents, any other agreement between Mortgagor and/or any Borrower and Mortgagee, and/or any other right to payment from Mortgagor and/or any Borrower to Mortgagee, now or hereafter arising.

5. **Effect of Loan Documents.** The terms and conditions set forth herein are in addition to, and not in limitation of, any terms and conditions set forth in any Loan Documents and/or any other agreement between or among Mortgagee and Mortgagor and/or any Borrower, and any default hereunder shall be deemed a default under any and all Loan Documents and/or any other agreement between or among Mortgagee and Mortgagor and/or any Borrower. Likewise, any default under any Loan Documents and/or any other agreement between or among Mortgagee and Mortgagor and/or any Borrower shall be deemed a default hereunder.

6. **Ownership of Property.** Mortgagor represents and covenants that, at all times until payment of the Indebtedness in full, Mortgagor is and shall be the owner in fee simple absolute of all the Property, and there shall be no sale, transfer, pledge or encumbrance, either voluntarily or by operation of law, of all or any part of, or interest in, the Property (except to Mortgagee), unless in each and every instance Mortgagor obtains the prior written consent of Mortgagee to such proposed sale, transfer, pledge, encumbrance or change in the ownership of the Property. Any sale, transfer, pledge, or encumbrance or conveyance in any manner whatsoever, either voluntarily or by operation of law, of any of the stock, partnership interests or other rights, shares or interests of Mortgagor shall be prohibited unless in each and every instance Mortgagor obtains the prior written consent of Mortgagee to such proposed sale, transfer, pledge, encumbrance or change in ownership.

A. **Effect of Prohibited Transfers.** Any attempted action contrary to the provisions of this paragraph shall be void, and shall constitute an Event of Default.

B. **Change of Ownership.** Mortgagor agrees that if the ownership of the Property or any part thereof becomes vested in a person other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal in any way with such successor or successors in interest with reference to this Mortgage and sums hereby secured without in any way vitiating or discharging Mortgagor's or any Borrower's liability for the payment of the Indebtedness. No sale of the Property and no forbearance to any person with respect to this Mortgage and no extension to any person of the time for payment of any of the Indebtedness given by Mortgagee shall operate to release, discharge, modify, change or affect the original liability of Mortgagor, any Borrower, or any other person (including each Borrower and Mortgagor) either in whole or in part or the covenants of Mortgagor as set forth herein.

7. **Impositions.** Mortgagor shall pay or cause to be paid, by the last day on which the same may be paid without penalty or interest, all real property taxes, assessments, other taxes, charges, fines, liens, and impositions attributable to or that may become a lien on the Property, and any other item which at any time may be or become a lien upon the Property, and leasehold payments or ground rents if any (collectively the "**Impositions**"). Mortgagor shall pay or cause to be paid the Impositions on time directly to the person or entity owed payment, unless Mortgagee requires Mortgagor to escrow said amounts with Mortgagee, as provided herein. Mortgagor shall promptly furnish to Mortgagee all notices of amounts to be paid under this paragraph. If Mortgagor makes these payments directly, Mortgagor shall promptly furnish to Mortgagee receipts evidencing the payments. Except as otherwise provided in any Loan Documents, Mortgagor shall promptly discharge any Imposition hereafter arising in or against the Property unless:

A. **Written Agreement.** Mortgagor agrees in writing to the payment of the Imposition in a manner and in form satisfactory to Mortgagee, in Mortgagee's sole and absolute discretion;

B. **Contest of Imposition.** Mortgagor contests in good faith the Imposition by or defends against enforcement of the Imposition in legal proceedings, which in the Mortgagee's opinion operate to prevent the enforcement of the Imposition or forfeiture of any part of the Property; or

C. **Subordination.** Mortgagor secures from the holder of the Imposition an agreement satisfactory to Mortgagee, in Mortgagee's sole and absolute discretion, subordinating the Imposition to this Mortgage.

Without limiting the generality of the foregoing, if Mortgagee determines, in its sole and absolute discretion, that any part of the Property becomes subject to an Imposition, Mortgagee may give Mortgagor a notice identifying the Imposition. Upon receipt of said notice, Mortgagor shall promptly discharge such Imposition pursuant to this paragraph.

8. **Assignment of Leases and Rents.** Mortgagor hereby recognizes, acknowledges and agrees that this Mortgage shall constitute an absolute and present assignment of the Leases and Rents, subject, however, to the revocable license given herein to Mortgagor to collect and use such Leases and Rents, so long as no Event of Default, as defined herein, shall occur.

A. **Termination of License upon Default**. Upon the occurrence of any Event of Default, such license shall automatically terminate, without notice to Mortgagor, and such license shall not be reinstated upon a cure of such Event of Default without Mortgagee's prior written consent. The termination of such license shall be fully operative without any further action on the part of either party.

B. **Mortgagee's Rights upon Default**. Mortgagee shall be entitled, at its option, upon the occurrence of any Event of Default hereunder, without notice to Mortgagor: (i) to demand that any lessee, sub-lessee, or occupant of the Land, the Improvements, and/or the Property pay rent directly to Mortgagee, which demand shall warrant such lessee, sub-lessee, or occupant to make future payments of Rents to Mortgagee without the necessity of further consent by the Mortgagor, and which demand shall be deemed to satisfy all prerequisites to and requirements for Mortgagee's ability to collect the Rents; (ii) to collect the Rents, and then and thereafter, without taking actual physical possession of the Property, in Mortgagee's own name, to demand, collect, receive, sue for, attach and levy the Rents, to give proper receipts, releases and acquittances therefor; (iii) without regard to the adequacy of the security, with or without Mortgagee filing any a foreclosure action, a petition for the appointment of a receiver, or any other action or proceeding, and with or without a receiver being appointed, to then and thereafter enter upon, take physical possession of, manage and/or operate the Property or any part thereof, make, modify, enforce, cancel or accept surrender of any Lease now in effect or hereafter in effect for the Land, the Improvements, and/or the Property or any part thereof, enter new Leases, remove and evict any lessee, sub-lessee or occupant, increase or reduce Rents, settle claims of or against any lessee, sub-lessee or occupant, change locks, decorate, clean and make repairs, and otherwise do any act or incur any costs or expenses as Mortgagee shall deem proper to protect the security hereof, in its sole and absolute discretion, as fully and to the same extent as Mortgagor could do if in possession; and (iv) to apply the Rents so collected to the expenses associated with Mortgagor's default and/or the operation, maintenance and management of the Property, including management company, brokerage and reasonable attorney's fees, to a reserve account, without interest, for such expenses, and/or to any of the Indebtedness secured hereby as determined by Mortgagee, in its sole and absolute discretion. Neither Mortgagee's exercise of any rights under this section nor the application of any such Rents to the Indebtedness secured hereby, shall cure or waive any default, Event of Default or notice of default hereunder or under any of the Loan Documents or invalidate any act done pursuant hereto or thereto, but shall be cumulative with all other rights and remedies hereunder or thereunder.

9. **Assignment of Mineral Rights and Mineral Agreements**. Mortgagor hereby recognizes, acknowledges and agrees that this Mortgage shall constitute an absolute and present assignment of any and all leases pertaining to the Mineral Rights, Mineral Agreements, and royalties and/or other payments relating to, under or required by the Mineral Rights or Mineral Agreements, subject, however, to the revocable license given herein to Mortgagor to collect royalties and payments thereunder, so long as no Event of Default, as defined herein, shall occur.

A. **Immediate Rights of Mortgagee**. In the event of default, as defined herein, this Mortgage shall give Mortgagee the sole and present right: (i)) to enforce the terms of any Mineral Agreement, including the right to receive royalties or payments under any Mineral Agreement (subject to the limited license granted hereby), in the Mortgagor's place and stead.

B. **Termination of License upon Default**. Upon the occurrence of any Event of Default, such license shall automatically terminate, without notice to Mortgagor, and such license shall not be reinstated upon a cure of such Event of Default without Mortgagee's prior written consent. The termination of such license shall be fully operative without any further action on the part of either party.

C. **Mortgagee's Rights upon Default**. Mortgagee shall be entitled, at its option, upon the occurrence of any Event of Default hereunder, without notice to Mortgagor: (i) to demand that any royalties or other payments under any Mineral Agreements be paid directly to Mortgagee, which demand shall warrant the lessee of any Mineral Rights or obligor under any Mineral Agreement to pay future royalties or other payments under any Mineral Agreements to Mortgagee without the necessity of further consent by the Mortgagor, and which demand shall be deemed to satisfy all prerequisites to and requirements for Mortgagee's ability to collect all royalties or other payments under any Mineral Agreements; (ii) to collect the royalties or other payments under any Mineral

Agreements, and then and thereafter, without taking actual physical possession of the Property, in Mortgagee's own name, to demand, collect, receive, sue for, attach and levy the royalties or other payments under any Mineral Agreements; (iii) to settle claims of or against any lessee of the Mineral Rights or obligor under any Mineral Agreement; and (iv) to apply the royalties or other payments under any Mineral Agreements so collected in an manner authorized by paragraph 10.B. of this Mortgage. Neither Mortgagee's exercise of any rights under this section nor the application of any such royalties or other payments under any Mineral Agreements to the Indebtedness secured hereby, shall cure or waive any default, Event of Default or notice of default hereunder or under any of the Loan Documents or invalidate any act done pursuant hereto or thereto, but shall be cumulative with all other rights and remedies hereunder or thereunder.

10. **Due on Sale Clause**. The Mortgagor shall not sell, convey or otherwise transfer any interest in the Property (whether voluntarily or by operation of law), or agree to do so, without Mortgagee's prior written consent. Sales, conveyances, and other transfers prohibited by this paragraph, include, but are not limited to: (a) any sale, conveyance, assignment, or other transfer of (including installment land sale contracts), or the grant of a security interest in, all or any part of the legal or equitable title to the Property, except as otherwise permitted hereunder; (b) any lease of all or any portion of the Property; or (c) any sale, conveyance, encumbrance, assignment, or other transfer of, or the grant of a security interest in, any shares of stock of the Mortgagor, if a corporation, or any partnership interest in the Mortgagor, if a partnership, or any membership interest, if a limited liability company, except in favor of Mortgagee. In the event of any such sale, conveyance or transfer without Mortgagee's prior written consent, in addition to all other rights and remedies of Mortgagee upon default, the Indebtedness shall become due and payable in full immediately upon such sale, conveyance or transfer.

11. **Mortgagee's Security Interest in Fixtures of the Property**. This instrument includes any structure attached to the Property as well as any equipment installed therein or attached thereto, which equipment is or becomes a fixture of the Property, and all such fixtures and attachments shall be deemed part of the Property and pass to the Mortgagee, and the Mortgagor expressly agrees not to remove or destroy any of the aforesaid fixtures or attachments at any time. With respect to such equipment, whether now in existence or hereafter acquired, Mortgagor grants to Mortgagee a security interest therein, including all proceeds and products thereof, accessions thereto and replacements thereof, and this Mortgage shall, in addition to its operation as a Mortgage, also operate as a financing statement in accordance with Article 9 of the UCC.

12. **Insurance**. Mortgagor shall keep and maintain insurance with policy limits as set forth in this paragraph, naming Mortgagee as an additional insured, for as long as this Mortgage remains in effect. The insurer providing any insurance policy required by this paragraph shall be chosen by Mortgagor subject to Mortgagee's approval which shall not be withheld unreasonably; however, such insurer shall be licensed to do business in the State of Ohio, shall have an A.M. Best Company rating of A- or better for the last three (3) years, and shall have a financial size category of Class IX or higher. All insurance policies and renewals shall be acceptable to Mortgagee. Mortgagee shall have the right to hold the policies and renewals. If Mortgagee requires, Mortgagor shall promptly give to Mortgagee all receipts of paid premiums and renewal notices. In the event of loss, claim, demand, or occurrence, Mortgagor shall give prompt notice of the same to the insurance carrier and Mortgagee.

A. **Commercial General Liability Insurance**. Mortgagor shall keep and maintain a policy of commercial general liability insurance protecting Mortgagor against claims, demands or actions for personal injury, bodily injury, death, and property damage. Said policy shall include standard forms and endorsements to provide coverages as are customarily carried for properties similar in nature and location to the Property, including, but not limited to, fire, medical expense, and non-owned or hired auto coverage, as Mortgagee may from time to time reasonably request in writing to Mortgagor, all with coverage limits acceptable to Mortgagee, in its sole and absolute discretion.

B. **Property Insurance**. Mortgagor shall maintain commercial property insurance insuring against loss or damage to the Property. Said policy shall include standard forms and endorsements to provide coverages as are customarily carried for properties similar in nature and location to the Property, including, but not limited to, demolition cost coverage, increased cost of construction coverage, and loss of rents coverage for not less

than one (1) year, as Mortgagee may from time to time reasonably request in writing to Mortgagor, all with coverage limits acceptable to Mortgagee, in its sole and absolute discretion.

C. **Personal Property Insurance.** Mortgagor shall maintain commercial personal property insurance insuring against loss or damage to personal property. Said policy shall include standard forms and endorsements to provide coverages as are customarily carried for personal property similar in nature and location to personal property subject to this Mortgage, as Mortgagee may from time to time reasonably request in writing to Mortgagor, all with coverage limits acceptable to Mortgagee, in its sole and absolute discretion.

D. **Equipment Insurance.** Mortgagor shall maintain commercial equipment insurance insuring against loss or damage to or from equipment operated on the Property. Said policy shall be broad coverage and shall include standard forms and endorsements to provide coverages as are customarily carried for the operating of equipment similar in nature and location to the equipment operated on the Property, as Mortgagee may from time to time reasonably request in writing to Mortgagor, all with coverage limits acceptable to Mortgagee, in its sole and absolute discretion.

E. **Flood Insurance.** Upon written request, Mortgagee may require Mortgagor to maintain flood insurance for Improvements located in any area identified by the Federal Emergency Management Agency as a Special Hazard Area, whether the Improvements are located in such an area at the time of this Mortgage or subsequently reclassified to be in such an area, if Mortgagee determines that conditions warrant such coverage. Flood insurance is not normally required if the Improvements are not located in a Special Hazard Area, even though an unimproved portion of the Land may fall within such an area. If flood insurance is required, such insurance shall be maintained with coverage limits acceptable to Mortgagee, in its sole and absolute discretion.

F. **Mine Subsidence and Earthquake Insurance.** Mortgagor shall maintain commercial mine subsidence and earthquake insurance for any Property located in areas prone to those geologic phenomena as determined by Mortgagee. Said policy shall include standard forms and endorsements to provide coverages as are customarily carried for personal property similar in nature and location to the Property, as Mortgagee may from time to time reasonably request in writing to Mortgagor, all with coverage limits acceptable to Mortgagee, in its sole and absolute discretion.

G. **Mortgage Holder Clause.** All insurance required by this Mortgage and all renewals thereof shall be endorsed to contain a standard mortgage clause protecting Mortgagee from invalidation of any of the above insurance coverages due to acts of Mortgagor, which shall name Mortgagee as "first mortgagee", without contribution, and shall expressly provide that the policies or policies shall not be cancelled, terminated or non-renewed for any reason, including, but not limited to, cancellation of the policy or policies for non-payment of premium, without at least ten (10) days' prior written notice to Mortgagee.

H. **Loss Payee Clause.** All insurance required by this Mortgage and all renewals thereof shall be endorsed to contain a standard loss payee clause protecting Mortgagee from invalidation of any of the above insurance coverages due to acts of Loss Payor, which shall name Mortgagee as "first mortgagee", without contribution, and shall expressly provide that the policies or policies shall not be cancelled, terminated or non-renewed for any reason, including, but not limited to, cancellation of the policy or policies for non-payment of premium, without at least ten (10) days' prior written notice to Mortgagee.

I. **Additional Coverages.** All of the above-references in this paragraph to coverages, standard forms, and endorsements shall be deemed to include the then equivalent coverages on occurrence basis, forms or endorsements as promulgated from time to time by the Insurance Services Office, Inc. or by a reasonably equivalent service.

J. **Review of Values.** Mortgagor shall review the values of the Property annually with its insurance agent and shall increase the amount of such insurance as may be necessary to ensure that the amount of such insurance shall meet the requirements of this paragraph.

K. **Evidence of Coverage.** Mortgagor shall deliver upon request to Mortgagee certified duplicate originals of the policies and all forms and endorsements attached thereto, and all renewals thereof, relating to insurance required under this paragraph, including evidence that the Mortgagor is named insured or an additional insured, and that Mortgagee is named as an additional insured and loss payee, upon Mortgagee's request. Upon request, Mortgagor shall deliver to Mortgagee certified duplicate originals of the policies and all forms and endorsements attached thereto not later than thirty (30) days after the effective dates of such policies.

13. **Damage or Destruction.** In the event of damage, destruction or loss to all or part of the Property, Mortgagee, in its sole or absolute discretion, shall have the right: (i) to adjust or compromise any loss covered by any of the above-referenced insurance policies upon the Property; (ii) to collect and receive insurance proceeds; (iii) to endorse the name of Mortgagor on checks and drafts issued therefor, for which purpose Mortgagor hereby appoints Mortgagee as its attorney-in-fact, coupled with an interest; and (iv) to apply all insurance proceeds payable in connection with such damage, destruction or loss toward payment of the Indebtedness, or to make such proceeds available to Mortgagor for restoration of the Property, which shall be disbursed by Mortgagee in accordance with such protective terms and conditions as Mortgagee may impose. Additionally, in the event of foreclosure, execution or attachment proceedings on or against any of the Property, all rights, title and interest of the Mortgagor in said insurance policies, including, but not limited to, the surrender value thereof, are hereby transferred and assigned to Mortgagee, and said Mortgagee shall have the right to assign, transfer or surrender said policies and receive all or any part of the proceeds therefrom.

14. **Eminent Domain.** Mortgagor hereby recognizes, acknowledges and agrees that this Mortgage shall constitute an absolute and present assignment to Mortgagee of any and all awards and/or other compensation payable to any owner of the Property for any taking by eminent domain or governmental appropriation or condemnation, either permanent or temporary, of all or part of the Property. In the event of any taking, appropriation or condemnation, Mortgagor hereby appoints Mortgagee as attorney-in-fact, coupled with an interest, and authorizes, directs and empowers Mortgagee, at the option of Mortgagee, on behalf of the Mortgagor, or the successors or assigns of the Mortgagor, to adjust or compromise the claim for any award and/or other compensation and to collect and receive the proceeds thereof, to give proper receipts therefor and, after deducting expenses of collection, to apply the net proceeds, in Mortgagee's sole and absolute discretion, either to the restoration of the Property, or as a credit upon any portion, as selected by the Mortgagee, of the Indebtedness secured hereby, notwithstanding the fact that the amounts owing under any Indebtedness secured hereby may not then be due and payable or that the Indebtedness is otherwise adequately secured.

15. **Preservation and Maintenance of Property.** Mortgagor shall keep the Property in good condition and order and in a rentable and tenantable state of repair and will make or cause to be made, as and when necessary, all repairs, renewals, and replacements, structural and nonstructural, exterior and interior, foreseen and unforeseen, ordinary and extraordinary, provided, however, that no structural repairs, renewals or replacements shall be made without Mortgagee's prior written consent. The Mortgagor shall not remove, demolish or alter the Property, nor commit or suffer waste with respect thereto, nor permit the Property to become deserted or abandoned. The Mortgagor covenants and agrees not to take or permit any act on or with respect to Property which will in any manner impair the security of this Mortgage or the use of the Property as set forth in the Loan Documents. Without limiting the generality of the foregoing, Mortgagor shall maintain the Property in a condition at least as good as existing on the date of the Mortgage, and will complete any improvements on or to the Property required to be made as a condition to the recording of this Mortgage, if any.

16. **Protection of Mortgagee's Right in the Property.** If Mortgagor fails to perform the covenants and agreements contained in this Mortgage, or there is a legal proceeding that may affect Mortgagee's rights in the Property, including, but not limited to, proceedings in foreclosure, execution, attachment, bankruptcy, probate, for condemnation, or to enforce laws or regulations, the Mortgagee, in its sole and absolute discretion, may do and pay for whatever is necessary to protect the value of the Property and Mortgagee's rights in the Property. Mortgagee's actions may include paying any sums secured by a lien that has priority over this Mortgage, appearing in court, paying reasonable attorneys' fees, and entering on or into the Property to make repairs. Although Mortgagee may take action under this paragraph, Mortgagee is not required to do so. Any amounts disbursed by Mortgagee under this paragraph

shall become Indebtedness secured by this Mortgage. Unless Mortgagor and Mortgagee agree to other terms of payment, these amounts shall bear interest from the date of disbursement at the rate set forth in Note, at Mortgagee's sole discretion, and shall be payable, with interest, upon demand from Mortgagee to Mortgagor requesting payment. No action by Mortgagee under this paragraph shall be deemed to create a duty on the party of Mortgagee with respect to the Property or any person.

17. <u>**Inspection of Property**</u>. Mortgagee shall have the right to enter on or into the Property at any reasonable hour for the purpose of inspecting the order, condition and repair of the Property, as well as the conduct of the operations and activities on or in the Property. Mortgagee may enter the Property (and cause Mortgagee's employees, agents and consultants to enter the Property) to conduct any and all environmental testing deemed appropriate by Mortgagee in its sole discretion. This provision shall evidence the prior written consent by the Mortgagor to such right of access. The environmental testing shall be accomplished by whatever means Mortgagee may deem appropriate, including the taking of soil samples and the installation of ground water monitoring wells or other intrusive environmental tests. The Mortgagor shall provide Mortgagee (and Mortgagee's employees, agents and consultants) reasonable rights to access to the Property as well as such information about the Property and the past or present conduct of operations and activities thereon as Mortgagee shall reasonably request.

18. <u>**Hazardous Substances and Environmental Laws**</u>. The terms Ahazardous waste@, Ahazardous substance@, Adisposal@, Arelease@, and Athreatened release@, as used in this Mortgage, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. § 9601, *et seq.*, as amended by Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 100 Stat 1613, the Clean Water Act, 33 U.S.C. § 1251 *et seq.*, the Hazardous Materials Transportation Act, 42 U.S.C. § 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., or other applicable federal, state, and/or laws, rules, or regulations enacted pursuant to, amending or in place of any of the foregoing, or other federal, state, and/or laws, rules, or regulations relating to the environment (collectively the "**Environmental Laws**").

A. <u>**Mortgage's Representations and Warranties.**</u> Except as disclosed to and acknowledged by Mortgagee in writing, Mortgagor makes the following representations and warranties, which are based on Mortgagor's due diligence in investigating the Property for hazardous waste and hazardous substances and other potential violations of Environmental Laws:

i. <u>**No Violation of Environmental Laws**</u>. During the period of Mortgagor's or a related entity's ownership of the Property, there has been no use, generation, manufacture, storage, treatment disposal, release or threatened release of any hazardous waste or substance by a person on, under, about or from the Property, and no other violations of any Environmental Laws.

ii. <u>**No Knowledge of Violation**</u>. Mortgagor has no knowledge of, or reason to believe that there has been any use, generation, manufacture, storage, treatment, disposal, releases, or threatened release of any hazardous waste or substance on, under, about or from the Property and no other violations of Environmental Laws by any prior owners or occupants of the Property.

iii. <u>**No Litigation**</u>. Mortgagor has no knowledge of any actual or threatened litigation or claims of any kind by any person or entity relating to any Environmental Laws.

iv. <u>**No Prohibited Use of Property**</u>. Neither Mortgagor nor any lessee, contractor, agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, about or from the Property or commit any other violation of any Environmental Laws on or about the Property; and any such activity on or about the Property shall be conducted in compliance with all Environmental Laws and all other federal, state, and local laws, regulations, and ordinances pertaining to the environment, including without limitation those laws, regulations and ordinances described above.

B. <u>**Right of Entry**</u>. Mortgagor authorizes Mortgagee and its agents to enter upon the Property to make such inspections and tests as Mortgagee may deem appropriate to determine compliance of the Property with

this section of the Mortgage. Any inspections or tests made by Mortgagee shall be at Mortgagor's expense and for Mortgagee's purposes only and shall not be construed to create any responsibility or liability on the part of Mortgagee to Mortgagor or any other person.

C. **Release and Indemnification**. Mortgagor hereby releases and waives any future claims against Mortgagee seeking indemnity or contribution in the event Mortgagor becomes liable for cleanup, other costs, liabilities, losses, damages, penalties and expenses under any Environmental Laws, and Mortgagor agrees to indemnify and hold harmless Mortgagee against any and all claims for cleanup, other costs, losses, liabilities, damages, penalties, and expenses which Mortgagee may directly or indirectly sustain or suffer resulting from a breach of this section of the Mortgage or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release or other violation of Environmental Laws occurring prior to Mortgagor's ownership or interest in the Property, whether or not the same was or should have been known to Mortgagor.

D. **Survival**. The provisions of this paragraph of the Mortgage, including the obligation to release and indemnify, shall survive the payment of the Indebtedness and the termination or expiration of this Mortgage and shall not be affected by Mortgagee's acquisition of any interest in the Property, whether by foreclosure or otherwise.

19. **Compliance with Laws**. Mortgagor shall at all times comply with all applicable laws with respect to the existence, ownership, operation, management, use, enjoyment and repair of the Property, including, without limitation, zoning, health, occupation, safety, building code and Environmental Laws, and shall comply with and keep in full force and effect all permits and approvals issued under any such laws. Mortgagor shall promptly perform and observe, or cause to be performed or observed, all of the terms, covenants and conditions of all instruments of record affecting the Property, non-compliance with which may adversely affect the security of this Mortgage, or which may impose any duty or obligation on Mortgagor or any lessee or other occupant of the Property or any part thereof, and Mortgagor shall do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interest and rights in favor of or constituting any portion of the Property.

20. **Legislation Affecting Mortgagee's Rights**. If enactment, expiration or judicial application of applicable laws has the effect of rendering any provision of this Mortgage and/or any Loan Document unenforceable according to its terms, Mortgagee, at its option, may require immediate payment in full of all sums secured by this Mortgage and may invoke any remedies provided for herein.

21. **Default**. The occurrence of any of the following events shall constitute an Event of Default:

A. **Failure to Make Payments**. Mortgagor, any Borrower, and/or any other party liable for all or part of the Indebtedness fails to pay any sum required to be paid by Mortgagor, any Borrower, and/or any other party liable for all or part of the Indebtedness under this Mortgage, any Loan Documents, or any other agreement between or among Mortgagee and Mortgagor, any Borrower, and/or any other party liable for all or part of the Indebtedness as herein or therein provided;

B. **Other Defaults**. The failure of Mortgagor, any Borrower, and/or any other party liable for all or part of the Indebtedness to keep or perform, or default under any term, covenant or agreement set forth in this Mortgage, any Loan Documents, and/or any other agreement between or among Mortgagee and Mortgagor, any Borrower, and/or any other party liable for all or part of the Indebtedness, or the failure of any condition to Mortgagee's performance hereunder or thereunder, or the occurrence of any default under any other agreement between or among Mortgagor and Mortgagor, any Borrower, and/or any other party liable for all or part of the Indebtedness, including, but not limited to, the Loan Documents, unless cured within the applicable grace period, if any;

C. **Insolvency Proceedings**. The filing of any petition in bankruptcy, either voluntary or involuntary, on behalf of or against Mortgagor, any Borrower, and/or any other party liable for all or part of the

Indebtedness, and/or the appointment of a trustee or receiver over Mortgagor, any Borrower, and/or any other party liable for all or part of the Indebtedness or any property of Mortgagor, any Borrower, and/or any other party liable for all or part of the Indebtedness;

D. **Misrepresentation**. Any representation or warranty made in this Mortgage, any Loan Document, other agreement between or among Mortgagee and Mortgagor, any Borrower, and/or any other party liable for all or part of the Indebtedness, and/or in any other document given to Mortgagee in connection with this Mortgage, the Loan Documents, and/or any other agreement between or among Mortgagee and Mortgagor, any Borrower, and/or any other party liable for all or part of the Indebtedness is materially incorrect or false;

E. **Assignment for Benefit of Creditors**. An assignment by Mortgagor, any Borrower, and/or any other party liable for all or part of the Indebtedness for the benefit of creditors;

F. **Unauthorized Sale of Collateral**. The sale, outside of the ordinary course of business, without Mortgagee's written consent, of any property or assets pledged as security to Mortgagee by Mortgagor, any Borrower, and/or any other party liable for all or part of the Indebtedness;

G. **Unauthorized Liens**. The creation, without Mortgagee's prior written consent, of any mortgage, security interest, pledge, lien or charge of any kind upon or against property or assets pledged as security to Mortgagee by Mortgagor, any Borrower, and/or any other party liable for all or part of the Indebtedness.

H. **Failure to Pay Debts**. Mortgagor, any Borrower, and/or any other party liable for all or part of the Indebtedness fails to pay its/his/her debts generally as such debts become due;

22. **Remedies upon Default**. In the event that one or more Events of Default shall occur, Mortgagee shall have, and may exercise from time to time, any or all of the remedies set forth below together with any and all other remedies provided for under Loan Documents, all of which remedies shall be cumulative and none of which shall be exclusive:

A. **Acceleration**. Mortgagee may declare the entire unpaid balance of the Indebtedness and all other amounts secured hereunder to be immediately due and payable without notice to or demand upon Mortgagor, all of which is expressly waived.

B. **No Advances**. Mortgagee shall not be required to make any further advances under this Mortgage or any Loan Documents.

C. **Possession of the Property**. Without regard to whether the Indebtedness has been accelerated, Mortgagee shall have the right to enter and take possession of the Property, to lease the same, and to collect the Rents thereof that are overdue, due or thereafter become due, and to apply the same, after payment of all necessary charges and expenses, in reduction of the Indebtedness. It is agreed that Mortgagor, if it is the occupant of said Property or any part thereof, shall, in such event, immediately surrender possession of the Property so occupied, to the Mortgagee.

D. **Appointment of Receiver**. At the option of Mortgagee and irrespective of whether or not Mortgagee shall actually elect to declare the Indebtedness immediately due and payable, Mortgagee shall be entitled, at its option, to the appointment of a receiver of the Property. Mortgagor expressly consents to the appointment of a receiver and acknowledges and agrees that the appointment of a receiver is necessary to preserve and maintain and prevent irreparable harm to the Property. A receiver shall be appointed with or without notice to Mortgagor, without regard to the adequacy of any security held for the payment of the Indebtedness or the solvency of any person or persons liable for the payment of such amounts, and without bond. A receiver shall have all powers over the Property that are necessary and recognized by law, including, but not limited to: the power to enter into, take possession, preserve, maintain, and operate the Property; to make, modify, terminate, cancel and enforce Leases; to collect Rents; to pay real property taxes and assessments; to incur expenses relating to the possession, preservation, maintenance,

repair, and operation of the Property and the collection of Rents; to employ property managers or other agents to assist the receiver with respect to the possession, preservation, maintenance, repair and operation of the Property and the collection of Rents; and to make payments of principal, interest and other charges due and owing under the Indebtedness, this Mortgage, and the Loan Documents. **Without limiting the generality of the foregoing, Mortgagor hereby consents to the appointment of a receiver, without notice to Mortgagor, based upon Mortgagor's agreement alone and specifically waives any requirements imposed by any statutory or common law standard with respect to the appointment of a receiver, and Mortgagor waives any right to challenge the appointment of a receiver and any right to appeal with respect to the appointment of a receiver.**

E. Foreclosure. Mortgagee shall have the right to foreclose the Mortgage, and, in case of sale in an action or proceeding to foreclose the Mortgage, Mortgagee may elect to sell the Property in parts or as an entirety.

F. UCC Remedies. Mortgagee shall have any and all rights and remedies of a secured party provided for in the UCC, as the same shall have been adopted by any state in which all or part of the Property is located.

G. Purchase of Property by Mortgagee. Mortgagee (or any successor holder of this Mortgage or the Loan Documents) may be a purchaser of the Property or of any part thereof or of any interest therein at any sale thereof, whether pursuant to power of sale, foreclosure, public or private sale, judicial proceedings, or otherwise, and may apply the purchase price thereof to the Indebtedness secured hereby owing to Mortgagee (or successor holder). Any such purchaser shall, upon any such purchase, acquire good title to the Property so purchased, free of the lien of this Mortgage and free of all rights of redemption in Mortgagor.

H. Other Remedies. Mortgagee shall have all other rights and remedies set forth in this Mortgage, the Loan Documents, and/or any other agreement between or among Mortgagee and Mortgagor, and/or recognized and available under any federal, state, or local statute, ordinance or regulation, or at law or in equity.

23. Cross-Collateralization and Cross-Default. A default under this Mortgage shall be a default of all Loan Documents and any other agreement between or among Mortgagee and Mortgagor, and a default under any Loan Document and/or any other agreement between or among Mortgagee and Mortgagor shall be a default under this Mortgage, all Loan Documents, and any other agreement between or among Mortgagee and Mortgagor.

24. Further Assurances. At any time, and from time to time, upon request by Mortgagee, Mortgagor shall make, execute and deliver or cause to be made, executed and delivered to Mortgagee any and all other or further instruments, certificates and other documents as may, in the opinion of Mortgagee, be necessary or desirable in order to complete or perfect, or to continue and preserve the obligation of Mortgagor with respect to this Mortgage. Upon the failure by Mortgagor to do so, Mortgagee may make, execute and record any and all such instruments, certificates and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee with full power of substitution the agent and attorney-in-fact of Mortgagor to do so.

25. Release. Subject to paragraph 2 of this Mortgage, upon payment of all sums secured by this Mortgage, and performance of all obligations, Mortgagee shall discharge this Mortgage.

26. Non-waiver by Mortgagee. Mortgagor acknowledge and agree as follows:

A. Failures to Act. In the event that Mortgagee (a) releases any part of Property from this Mortgage, any other security for the Indebtedness, or any person liable for the Indebtedness, (b) grants an extension of time for any payments of the Indebtedness, (c) takes other or additional security for the payment thereof, (d) accepts partial payments, or (e) otherwise exercises or waives or fails to exercise any right granted herein or in any of the other Loan Documents, no such act or omission shall constitute a waiver of any default, or extend or affect the grace period, if any, release Mortgagor, any Borrower, subsequent owners of the Property, or any part hereof, or any other

borrowers or guarantor under any Loan Documents, or preclude Mortgagee from exercising any right, power or privilege granted or intended to be granted herein or therein for any Event of Default.

B. Waiver in Writing. Mortgagee shall not at any time be deemed, by any act of omission or commission, to have waived any of its rights or remedies under this Mortgage and/or the Loan Documents, unless such waiver is in writing and signed by Mortgagee and then only to the extent specifically set forth in such writing. A waiver of one event shall not be construed as a continuing waiver or as a bar to or waiver of any right or remedy in connection with any subsequent event.

C. No Release. The granting without notice to Mortgagor, any Borrower, or any other borrower or guarantor of any of the Indebtedness of an extension of time for the payment of any sum due hereunder or under any Loan Document, or for the performance of any covenant, condition or agreement hereof or thereof, or the taking or release of any security or additional security shall in no way release or discharge the liability of Mortgagor, any Borrower, or any other borrower or guarantor from the Indebtedness or from its/his/her obligations, duties, performances or agreements under this Mortgage or the Loan Documents.

27. Waivers by Mortgagor. Mortgagor hereby waives demand, presentment for payment, protest, notice of protest, and of nonpayment and any and all lack of diligence or delays in collection or enforcement of this Mortgage and/or the Loan Documents. Mortgagor hereby waives the benefit of any laws which now or hereafter might authorize the stay or stay of any execution to be issued on any proceedings relating to or of any judgment recovered on this Mortgage, the Loan Documents, and/or any other agreement between or among Mortgagee and Mortgagor and/or any Borrower, or the exemption of any property from levy or sale thereunder. Mortgagor also waives and releases unto Mortgagee or holder hereof, all errors, defects and imperfections in any process or proceedings relating to such judgments. Mortgagor also waives, to the fullest extent it may lawfully do so, the benefit of all rights of appraisement, valuation, or marshalling in the event of any sale of the Property or any part thereof or any interest therein.

28. Notices. All notices, consents or requests desired or required to be given hereunder shall be in writing and shall be (i) delivered in person, (ii) sent by registered or certified mail, return receipt requested, postage prepaid, to the address of the parties listed below or to such other such person or persons at such address or addresses as may be designated from time to time by written notice to the other party hereunder, or (iii) sent by confirmed facsimile transmission with a duplicate copy sent by registered or certified mail in accordance with the preceding clause:

AS TO MORTGAGEE:
Avalon Holdings Corporation
1 American Way, NE
Warren, OH 44484

AS TO MORTGAGOR:
The Home Savings & Loan Company of Youngstown, OH
275 W Federal Street
P.O. Box 1111
Youngstown, OH 44503
Attn: Commercial Operations

All notices given hereunder shall be effective when received if delivered in person, three days after mailing if sent by registered or certified mail, and on the day of delivery if delivered by confirmed facsimile transmission. Notice shall be effective as to Mortgagor when received by any one of the individuals listed above.

29. Mortgagor's Warranties and Representations. Mortgagor makes to Mortgagee the following warranties and representations which will continue as long as this Mortgage is in effect:

A. Power and Authority. Each Mortgagor has the right and power and is duly authorized and empowered to enter into, execute and deliver this Mortgage, any other Loan Documents, and all other agreements

between or among Mortgagee and Mortgagor to which it is a party, and to perform and observe the provisions of this Mortgage, the other Loan Documents, and all other agreements between or among Mortgagee and Mortgagor. This Mortgage, the other Loan Documents, and all other agreements between or among Mortgagee and Mortgagor to which Mortgagor is a party have been duly authorized and approved by its members, partners, directors, or officers as applicable, and are binding obligations of Mortgagor. The execution and delivery of this Mortgage, the other Loan Documents, and all other agreements between or among Mortgagee and Mortgagor and the performance of all obligations hereunder and thereunder do not require any license, consent, approval or other action of any person, state, agency or governmental or regulatory authority.

B. **Ownership of Collateral**. Mortgagor is the lawful fee simple absolute owner of Property, and it possesses full power and authority to pledge any such Property to Mortgagee. The Property is free of all claims and liens other than the liens granted to Mortgagee.

C. **Existence**. Each Mortgagor that is a corporation, partnership, limited liability company, or other business entity, is duly organized, validly existing, and in full force and effect under the laws of the state of its incorporation, and is registered with, in good standing, and duly authorized to do business in the State of Ohio.

D. **Accurate and Complete Statements**. Neither the Mortgage, the Loan Documents, nor any written statement made by any Mortgagor in connection with the Mortgage or any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. After due inquiry by Mortgagor, there is no known fact that it has not disclosed to Mortgagee and that has a material adverse effect on the business, condition (financial or otherwise) or operations of any Mortgagor.

30. **Modification**. This Mortgage may not be modified orally. Any modification of this Mortgage shall be binding only if placed in writing and signed by the parties hereto with the same formality as this Mortgage.

31. **Paragraph Headings**. The titles to the paragraphs of this Mortgage are solely for the convenience of the parties, and any ambiguity between the language and the heading, if any, shall be resolved in favor of the language of the paragraph, without consideration of the language of the heading.

32. **Governing Law**. This Mortgage shall be governed by, construed and enforced in accordance with the laws of the State of Ohio.

33. **Severability**. The invalidity of any portion of this Mortgage will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Mortgage is held to be invalid, the remaining provisions shall be deemed to be in full force and effect as if they had been executed by all parties subsequent to the expungement of the invalid provision. This clause shall also be applicable to any documents executed in connection herewith.

34. **Successors and Assigns**. This Mortgage shall be binding upon Mortgagor, its employees, representatives, officers, directors, shareholders, parent and subsidiary entities, affiliates, executors, administrators, personal representatives, successors and, subject to the terms hereof, assigns, and shall be binding upon and inure to the benefit of the Mortgagee, its successors and assigns.

35. **Assignment of Agreement**. This Mortgage is not assignable by Mortgagor, without Mortgagee's prior written consent, and any attempt by Mortgagor to assign this Mortgage without the prior written consent of the Mortgagee shall be deemed void. Mortgagee may make such an assignment at any time, without consent or other limitation.

36. **Integration**. This Mortgage, the other Loan Documents, and all other agreements between or among Mortgagee and Mortgagor constitute the entire agreement among the parties with respect to the subject hereof, and any prior understanding or representation of any kind shall not be binding upon any party hereto.

37. **Costs and Expenses**. Mortgagor acknowledges and agrees that this Mortgage is part of a commercial transaction. Therefore, without affecting or limiting the generality of any term or condition contained herein, if all amounts owed or owing hereunder or under the Loan Documents are not paid in full when due, whether upon maturity, by acceleration or otherwise, Mortgagor promises to pay promptly upon demand by Mortgagee all costs of collection incurred by Mortgagee, including, without limitation, reasonable attorneys' fees, to the fullest extent then allowable under applicable law, and all expenses incurred in connection with the protection or realization of any Property, whether or not suit is filed hereon, on the Loan Documents, or on any agreement, document or instrument granting a security interest.

38. **Acknowledgement of Terms**. By signing below, each Mortgagor accepts and agrees to the terms and covenants in this Mortgage.

IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be executed this 21st day of **May, 2015.**

Avalon Holdings Corporation
An Ohio Corporation

By: [signature]
Name: Bryan P. Saksa
Its: Treasurer

STATE OF OHIO)
) SS:
COUNTY OF Trumbull)

Before me, a Notary Public in and for said County and State, personally appeared Bryan P. Saksa, known to me to be the authorized signatory to the forgoing instrument in accordance with the capacity indicated thereon, who executed the foregoing instrument for such purposes, and in such capacity, as provided therein, and who acknowledged that the same was his or her free act and will, and the free act and will with respect to the capacity in which the foregoing instrument was executed.

WITNESS my hand and notary seal this 21st day of May, 2015.

[signature: Angela K Marimpietri]
NOTARY PUBLIC

NOTARY PUBLIC STATE OF OHIO

ANGELA K. MARIMPIETRI
Notary Public - State of Ohio
My Commission Expires 9/26/2015

<u>EXHIBIT A</u>
Legal Description (Loan #261305493)

A PARCEL OF LAND SITUATED IN THE TOWNSHIP OF HOWLAND, COUNTY OF TRUMBULL, STATE OF OHIO AND KNOWN AS BEING A PART OF SECTION 30 IN SAID TOWNSHIP AND BEING FURTHER BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE CENTERLINE OF WARREN SHARON ROAD WITH THE PROJECTION OF THE WEST LINE OF THE PIPENUR PLAT NO. 1 AS RECORDED IN THE TRUMBULL COUNTY RECORD OF PLATS VOLUME 16, PAGE 24; THENCE NORTH 86°-50' WEST WITH THE CENTERLINE OF SAID WARREN SHARON ROAD A DISTANCE OF SEVENTY THREE AND ELEVEN HUNDREDTHS (73.11) FEET TO THE TRUE PLACE OF BEGINNING OF THE PARCEL HEREIN DESCRIBED; THENCE CONTINUING NORTH 86°-50' WEST WITH THE CENTERLINE OF SAID WARREN SHARON ROAD, A DISTANCE OF SIXTY TOW AND FORTY TOW HUNDREDTHS (62.42) FEET TO A POINT; THENCE NORTH 12°-51'-15" WEST A DISTANCE OF TWO HUNDRED SIXTY AND EIGHT HUNDREDTHS (260.08) FEET TO AN IRON PIN SET; THENCE NORTH 86°-50' WEST A DISTANCE OF THREE HUNDRED TWENTY SEVEN AND FIFTY EIGHT HUNDREDTHS (327.58) FEET TO AN IRON PIN SET, SAID PIN BEING ON THE NORTH LINE OF A PARCEL OF LAND NOW OR FORMERLY OWNED BY H.O.S. REAL ESTATE, INC.; THENCE NORTH 3°-10' EAST A DISTANCE OF FOUR HUNDRED TEN (410.00) FEET TO AN IRON PIN SET; THENCE SOUTH 12°-51-15" EAST A DISTANCE OF TWO HUNDRED SIXTY AND EIGHT HUNDREDTHS (260.08) FEET TO THE TRUE PLACE OF BEGINNING AND CONTAINING 4.029 ACRES. THE BEARINGS ARE ORIENTED TO THE CENTERLINE OF WARREN SHARON ROAD. IRON PINS INDICATED "SET" ARE 5/8" DIAMETER REBAR WITH PLASTIC CAP STAMPED R.C. FLEET-S-6600. SURVEYED BY ROBERT C. FLEET JUNE 15, 1990.